                                 PROMISSORY NOTE

May 17, 2002                                                        $25,000.00

        FOR VALUE RECEIVED, the undersigned, INNERSPACE CORPORATION, a Delaware corporation ("InnerSpace"), promises to pay to the order of RAYFORD N. JEFFREYS a Georgia resident ("HUI") at 1805 Glenvale Place, Decatur, Georgia 30032-4642,
the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), in lawful money of the United States of America, together with interest on the unpaid principal balance outstanding from time to time at the interest rate charged by
NationsBank, N.A. to its most creditworthy customers (common referred to as the
"Prime Rate") plus two percent per annum (i.e., Prime + 2), due and payable upon demand at any time following November 16, 2002. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

        SIGNED, SEALED AND DELIVERED by the undersigned as of the day and year first above set forth.

INNERSPACE CORPORATION

By:/s/Robert D. Arkin
   Robert D. Arkin
   Chief Executive Officer